UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

4100-194th Street SW, Suite 110, Lynnwood, WA, 98036

(Address of principal executive offices and Zip Code)

425.774.9780

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 21, 2006 Roger N. Canady, Manager of Lands for our Subsidiary, Methane Energy Corp. was appointed as our Vice-President Land for both of our subsidiaries, Methane Energy Corp. and Cascadia Energy Corp. Mr. Canady’s mandate will be to direct the overall land activities for both Methane and Cascadia including the technical and support staff and consultants in these companies.

Mr. Canady joined Methane in October 2005 and has over 35 years of diverse industry land experience in many producing areas of the U.S. and offshore areas of California and the Gulf Coast. He has held senior

D/JLM/892455.1

managerial positions with Oryx Energy, Sun Exploration and Production, Union Oil and Nuevo Energy. Mr. Canady earned his Associate of Arts Degree from Bakersfield JC and attended University of Los Angeles UCLA. His main directives are to continue to build Methane’s and Cascadia’s land holdings and to secure clear title to mineral rights targeted for both companies 2006/2007 drilling programs.

Item 9.01.	Financial Statements and Exhibits.
99.1	News Release issued by the Registrant on August 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John Carlson

John Carlson

CEO and Director

Date: August 21, 2006

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